UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2014

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the 2014 Annual Meeting of Stockholders of the Company held on May 13, 2014, the votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1 — The stockholders elected each of the nine nominees to the Board of Directors for a one-year term by the vote of the majority of votes cast, in accordance with 3M’s Bylaws.

	For	Against	Abstain	Broker Non- Vote
Linda G. Alvarado	435,765,874	5,244,099	1,972,907	106,210,137
Thomas “Tony” K. Brown	437,887,108	2,873,694	2,222,078	106,210,137
Vance D. Coffman	432,492,334	8,438,004	2,052,542	106,210,137
Michael L. Eskew	433,522,679	7,379,270	2,080,931	106,210,137
Herbert L. Henkel	431,112,084	9,718,639	2,152,157	106,210,137
Muhtar Kent	437,333,633	3,463,829	2,185,418	106,210,137
Edward M. Liddy	428,039,545	12,790,002	2,153,333	106,210,137
Inge G. Thulin	424,540,439	15,340,889	3,101,552	106,210,137
Robert J. Ulrich	435,135,852	5,875,045	1,971,983	106,210,137

Proposal No. 2 — The stockholders ratified the appointment of PricewaterhouseCoopers LLP as 3M’s independent registered public accounting firm for 2014.

For	541,921,261
Against	4,980,814
Abstain	2,290,942
Broker Non-Vote	N/A

Proposal No. 3 — The stockholders gave an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Company’s 2014 Proxy Statement.

For	423,455,759
Against	14,849,360
Abstain	4,677,761
Broker Non-Vote	106,210,137

Proposal No.4 — The stockholders did not approve the stockholder proposal on right to act by written consent.*

For	172,351,856
Against	265,920,085
Abstain	4,710,939
Broker Non-Vote	106,210,137

*Under the General Corporation Law of the State of Delaware, the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve the stockholder proposal. In tabulating the voting result, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote “AGAINST.”  Applying this standard, the percentage in favor of the stockholder proposal is calculated by dividing the number of FOR votes by the sum of the number of FOR, AGAINST and ABSTAIN votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: May 14, 2014